IMMEDIATELY
-----------

Media:                                                Investors:
------                                                ----------
R. Jeep Bryant, MD                                    Joseph F. Murphy, MD
(212) 635-1569                                        (212) 635-7740
                                                      Gregg A. Scheuing, VP
                                                      (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS THIRD QUARTER EPS OF 46 CENTS, UP 35% ON REPORTED BASIS AND 10% ON OPERATING BASIS FROM THIRD QUARTER 2003

NEW YORK, N.Y., October 20, 2004 -- The Bank of New York Company, Inc. (NYSE:
BK) reports third quarter net income of $354 million and diluted earnings per share of 46 cents, compared with net income of $371 million and diluted earnings per share of 48 cents in the second quarter of 2004, and net income of $260 million and diluted earnings per share of 34 cents in the third quarter of 2003. On an operating basis, third quarter 2003 net income was $322 million and diluted earnings per share were 42 cents. Third quarter of 2003 results included merger and integration costs associated with the Pershing acquisition of 2 cents per share and the cost of the settlement of claims related to the Company's 1999 sale of BNY Financial Corporation to General Motors Acceptance Corporation ("GMAC") of 6 cents per share.
     Year-to-date net income was $1,089 million, or $1.40 diluted earnings per share, compared to $850 million, or $1.13 diluted earnings per share in 2003. These 2003 reported results included Pershing merger and integration costs of 4 cents and GMAC settlement costs of 6 cents per share. In 2003 on an operating basis, year-to-date net income was $928 million while diluted earnings per share were $1.23.

     Third quarter highlights include strong sequential fee performance in global payment services, broker-dealer services and asset management.
Net interest incomewas up $7 million, or 2%, on a sequential quarter basis.
The Company continues to be positioned to benefit from a rise in interest rates. The Company made no provision for credit losses as credit quality trends remained excellent.
     The weak capital markets environment, particularly in equities and foreign exchange, where volumes were lackluster and volatility very low, adversely impacted the Company's securities servicing and trading businesses. Securities servicing, where execution and clearing revenues were particularly affected, declined by 4% sequentially, although servicing revenues were up 4% versus a year ago demonstrating the benefits of the Company's diverse business model. Foreign exchange and other trading revenues decreased sharply both sequentially and versus a year ago to $67 million, which represents the lowest quarter for trading revenues since the first quarter of 2003.
     Chairman and Chief Executive Officer Thomas A. Renyi stated, "Our performance this quarter in a challenging environment reinforces the value of the breadth and diversification of our securities servicing and fiduciary businesses. The market environment this quarter was weak, continuing a trend we first saw in June which intensified through the seasonally slow summer months. Our equity-linked and foreign exchange businesses were most directly affected, yet our fixed income-linked and asset management areas performed reasonably well, cushioning the softness in the global capital markets.
     "Our balance sheet continues to be appropriately positioned for the expected rise in interest rates and credit quality remains strong. Expense control was important to our performance this quarter, and will continue to be a major focus as we implement our reengineering initiatives.
     "While we cannot predict when the market environment will improve, economic indicators remain favorable. Geopolitical factors still appear to be restraining investment activity, yet untapped liquidity in the market continues to increase, offering a basis for future growth. We are confident that our diverse businesses and client base position us well to capitalize as market volumes and investment flows increase."

SECURITIES SERVICING FEES
                                                   3rd      2nd      3rd
                                                 Quarter  Quarter  Quarter
                                                 -------  -------  -------
   (Dollars in millions)                          2004     2004     2003
                                                 -------  -------  -------
   Execution and Clearing
    Services                                     $   262  $   280  $   271

   Investor Services                                 228      229      212

   Issuer Services                                   141      155      127

   Broker-Dealer Services                             54       53       47
                                                 -------  -------  -------
   Securities Servicing Fees                     $   685  $   717  $   657
                                                 =======  =======  =======

     Securities servicing fees were $685 million in the third quarter, a decrease of $32 million, or 4%, from the second quarter of 2004, but up $28 million, or 4% from the third quarter of 2003. For the first nine months of 2004, securities servicing fees were $2,117 million, an increase of $389 million from the first nine months of 2003, principally due to the full period impact of the Pershing acquisition which closed on May 1, 2003 and better market conditions for most of the servicing businesses.
     Execution and clearing services fees decreased $18 million, or 6% from the second quarter of 2004, and $9 million, or 3% from the third quarter of 2003. The execution business was impacted by lower equity market trading volumes in the third quarter, as combined NYSE and NASDAQ trading volumes, excluding program trading, were down 10% from the second quarter and 15% from the third quarter of 2003. The Company's correspondent clearing business conducted by its Pershing subsidiary was impacted by lower retail investor trading both sequentially and compared to the third quarter of 2003.
     Investor services fees were $228 million, down $1 million from the second quarter of 2004, but up $16 million, or 8% from the third quarter of 2003.
The sequential quarter decrease reflects lower transaction activity and seasonally lower securities lending revenues, offset in part by new business wins in global fund services. The increase relative to the third quarter of 2003 was a result of good organic growth in most areas. As of September 30, 2004, assets under custody rose to $8.9 trillion, from $8.7 trillion at June 30, 2004 and $7.9 trillion at September 30, 2003.

     Issuer services fees were $141 million in the third quarter, down $14 million or 9% from the second quarter of 2004, but up $14 million or 11% from the third quarter of 2003. Depositary receipts revenues decreased sequentially due to seasonally lower trading and dividend activity. Corporate trust revenues declined sequentially as good performance in global and specialty products was outweighed by a decline in overall market issuance during the quarter. The increase in issuer services revenues relative to the third quarter of 2003 primarily reflects higher debt issuance as well as acquisitions in corporate trust. Depositary receipts fees were also up due to higher dividend activity since the third quarter of 2003.
     Broker-dealer services fees showed good growth, increasing $1 million, or 2%, from the second quarter of 2004 and $7 million, or 15% from the third quarter of 2003. On a sequential basis, new business wins offset lower market volumes. Year-over-year, new business was the dominant driver, particularly in collateral management, as volumes have been relatively stable.

NONINTEREST INCOME
                                       3rd      2nd      3rd
                                     Quarter  Quarter  Quarter   Year-to-date
                                     -------  -------  -------  --------------
(Dollars in millions)                  2004     2004     2003    2004    2003
                                     -------  -------  -------  ------  ------
Servicing Fees
  Securities                         $   685  $   717  $   657  $2,117  $1,728
  Global Payment Services                 84       81       80     245     238
                                     -------  -------  -------  ------  ------
                                         769      798      737   2,362   1,966
Private Client Services
 and Asset Management Fees               113      113       97     333     281
Service Charges and Fees                  98       94       89     287     278
Foreign Exchange and
 Other Trading Activities                 67      100       92     273     246
Securities Gains                          14       12        9      59      26
Other                                     49       49       39     191     107
                                     -------  -------  -------  ------  ------
Total Noninterest Income             $ 1,110  $ 1,166  $ 1,063  $3,505  $2,904
                                     =======  =======  =======  ======  ======

     Total noninterest income for the third quarter of 2004 was $1,110 million, a decrease of 5% sequentially and an increase of 4% from the third quarter of 2003. Noninterest income for the nine months ended September 30, 2004 was $3,505 million, an increase of 21% over the comparable 2003 period.

     Global payment services fees were up $3 million, or 4%, from the second quarter of 2004, and $4 million, or 5% from the third quarter of 2003, primarily resulting from new business wins. Global payment services increased by 3% on a year-to-date basis over 2003.
     Private client services and asset management fees for the third quarter were flat from the prior quarter and increased 16% from the third quarter of 2003. For the nine months ended September 30, 2004, private client services and asset management fees were $333 million, a 19% increase over the same period in 2003. The increase from the third quarter of 2003 and on a year-to-date basis reflects strong growth in Ivy Asset Management as well as higher equity price levels. Total assets under management were $97 billion at September 30, 2004, up from $93 billion at June 30, 2004 and $85 billion a year ago.
     Service charges and fees were up 4% from the second quarter of 2004 and 10% from the third quarter of 2003 due to higher capital markets fees and improved pricing on retail products.
     Foreign exchange and other trading revenues declined sharply to $67 million, down 33% from the second quarter and 27% from the third quarter of 2003, reflecting lower exchange rate volatility and lower levels of cross-border trading activity as well as weak demand for interest rate hedging products. For the nine months ended September 30, 2004, foreign exchange and other trading activities were up 11% over the nine months ended September 30, 2003 due to more active and volatile markets in the first half of 2004.
     Securities gains in the third quarter were $14 million, compared with $12 million in the second quarter of 2004 and $9 million in the third quarter of 2003. The gains in the third quarter were primarily attributable to the Company's private equity portfolio. For the nine months ended September 30, 2004, securities gains were $59 million, up $33 million from the nine months ended September 30, 2003, primarily reflecting realized gains of $19 million in the first quarter on four sponsor fund investments.
     Other noninterest income was $49 million, compared with $49 million in the second quarter of 2004 and $39 million in the third quarter of 2003. For the first nine months of 2004, other noninterest income was $191 million, an increase of $84 million from $107 million for the first nine months of 2003.

The increase primarily reflects the gain on the sale of a portion of the Company's investment in Wing Hang Bank Limited in the first quarter of 2004.

NET INTEREST INCOME

                                     3rd      2nd      3rd
                                   Quarter  Quarter  Quarter        Year-to-date
(Dollars in millions)              -------- -------- -------- ------------------------
                                   Reported Reported Reported Reported Core** Reported
                                   -------- -------- -------- -------- ------ --------
                                     2004     2004     2003     2004    2004    2003
                                   -------- -------- -------- -------- ------ --------
Net Interest Income                $    428 $    421 $    407 $  1,118 $1,263 $  1,190
Tax Equivalent Adjustment*                8        8        9       20     20       27
                                   -------- -------- -------- -------- ------ --------
Net Interest Income on a
 Tax Equivalent Basis              $    436 $    429 $    416 $  1,138 $1,283 $  1,217
                                   ======== ======== ======== ======== ====== ========
Net Interest Rate
 Spread                                1 88%    1.84%    1.87%   2.43%   2.79%    1.99%
Net Yield on Interest
 Earning Assets                        2.18     2.08     2.10    2.82    3.18     2.24

* See Note (1)
** Excludes SFAS 13 adjustment

     Net interest income on a taxable equivalent basis was $436 million in the third quarter of 2004, compared with $429 million in the second quarter of 2004, and $416 million in the third quarter of 2003. The net interest income rate spread was 1.88% in the third quarter of 2004, compared with 1.84% in the second quarter of 2004, and 1.87% in the third quarter of 2003. The net yield on interest earning assets was 2.18% in the third quarter of 2004, compared with 2.08% in the second quarter of 2004, and 2.10% in the third quarter of 2003.
     The sequential quarter increase in net interest income in the third quarter of 2004 reflects the collection of past due interest on nonperforming loans as well as the benefit of a rise in short-term interest rates. The increase in net interest income from the third quarter of 2003 reflects the same factors affecting the sequential quarter increase and a higher level of investment securities.
     For the first nine months of 2004, reported net interest income on a taxable equivalent basis was $1,138 million, compared with $1,217 million in the first nine months of 2003, as the full year impact of Pershing and the benefit of rising rates were outweighed by the first quarter 2004 pre-tax charge of $145 million resulting from a cumulative adjustment to the leasing portfolio, which was triggered under Statement of Financial Accounting on Standards No. 13. ("SFAS 13"). Excluding this charge, net interest income on a taxable equivalent basis for the first nine months of 2004 equaled $1,283 million, an increase of $66 million from last year. The reported year-to-date net interest income spread was 2.43% in 2004 compared with 1.99% in 2003, while the net yield on interest earning assets was 2.82% in 2004 and 2.24% in 2003.

NONINTEREST EXPENSE AND INCOME TAXES
                                      3rd      2nd      3rd
                                    Quarter  Quarter  Quarter   Year-to-date
                                    -------  -------  -------  --------------
(Dollars in millions)                 2004     2004     2003    2004    2003
                                    -------  -------  -------  ------  ------
Salaries and Employee Benefits      $   564  $   570  $   533  $1,708  $1,454
Net Occupancy                            77       72       69     230     192
Furniture and Equipment                  51       51       50     153     134
Clearing                                 39       44       42     131     111
Sub-custodian Expenses                   21       22       18      65      53
Software                                 52       50       45     151     123
Communications                           22       23       24      69      68
Amortization of Intangibles               9        8        8      26      18
Merger and Integration Costs              -        -       23       -      48
GMAC Settlement                           -        -       78       -      78
Other                                   164      172      149     492     402
                                    -------  -------  -------  ------  ------
Total Noninterest Expense           $   999  $ 1,012  $ 1,039  $3,025  $2,681
                                    =======  =======  =======  ======  ======

     Noninterest expense for the third quarter of 2004 was $999 million, compared with $1,012 million in the prior quarter and $1,039 million in the third quarter of 2003. The decrease principally reflects lower incentive compensation tied to revenues, lower volume-related clearing and sub-custodian expenses as well as a decline in legal and travel & entertainment expenses. Net occupancy increased by $5 million reflecting expansion of regional facilities.
     The third quarter of 2003 results included $23 million of merger and integration costs related to the Pershing acquisition and $78 million of net costs related to the GMAC settlement. After excluding these items, the net growth in expenses from a year ago principally reflects higher staff and occupancy costs. Salaries and employee benefits were up reflecting higher staffing levels due to business expansion as well as higher stock option expense and a lower pension credit. Occupancy increased due to the expansion of regional facilities.
     For the first nine months of 2004, noninterest expense was $3,025 million, up 13% compared to $2,681 million from the equivalent period of 2003.

Noninterest expense in 2003 includes $126 million of costs related to the Pershing merger and integration and the GMAC settlement. The growth in expenses versus a year ago mainly reflects the full period impact of the Pershing acquisition as well as the same factors affecting the comparisons with last year's third quarter.
     The effective tax rate for the third quarter of 2004 was 34.3%, compared to 34.2% in the second quarter and 33.4% in the third quarter of 2003. The increase from the third quarter of 2003 reflects the tax benefit on the GMAC settlement in 2003. The effective tax rate for the nine month period ended September 30, 2004 was 30.9%, compared with 34.3% for the nine month period ended September 30, 2003. The year-over-year decrease reflects the benefit associated with the SFAS 13 adjustment in the first quarter of 2004.

BALANCE SHEET RETURN AND CAPITAL RATIOS

     Total assets were $93.2 billion at September 30, 2004, compared with $97.5 billion at June 30, 2004, and $95.2 billion at September 30, 2003. The decrease in assets reflects lower market activity levels, which resulted in a lower level of customer deposits at quarter end. Total shareholders' equity increased to $9.1 billion at September 30, 2004, compared with $8.8 billion at June 30, 2004, and $8.2 billion at September 30, 2003. The increase in shareholders' equity from the prior quarter reflects retention of earnings and an increase in the securities valuation allowance. The major reason for the increase in shareholders' equity from a year ago is the retention of earnings.
     Return on average common equity for the third quarter of 2004 was 15.90%, compared with 17.14% in the second quarter of 2004, and 12.82% in the third quarter of 2003. Return on average assets for the third quarter of 2004 was 1.45%, compared with 1.49% in the second quarter of 2004, and 1.06% in the third quarter of 2003. For the nine months of 2004, return on average common equity was 16.73% compared with 15.23% in 2003, while return on average assets was 1.47% compared with 1.27% in 2003.
     The Company's estimated regulatory Tier 1 capital and Total capital ratios were 8.10% and 12.13% at September 30, 2004, compared with 7.70% and 11.63% at June 30, 2004, and 7.08% and 11.18% at September 30, 2003. The
regulatory leverage ratio was 6.39% at September 30, 2004, compared with 6.00% at June 30, 2004, and 5.64% at September 30, 2003. The Company's tangible common equity as a percentage of total assets was 5.49% at September 30, 2004 up from 4.95% at June 30, 2004 and 4.65% at September 30, 2003. The sequential quarter improvement in the TCE ratio reflects the retention of earnings, an increase in the mark-to-market on the investment portfolio and a smaller balance sheet.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS

                                       3rd      2nd      3rd
                                     Quarter  Quarter  Quarter   Year-to-date
                                     -------  -------  -------  --------------
(Dollars in millions)                  2004     2004     2003    2004    2003
                                     -------  -------  -------  ------  ------
Provision                            $     -  $    10  $    40  $   22  $  120
                                     =======  =======  =======  ======  ======
Net Charge-offs:
  Commercial                         $    (4) $   (11) $   (25) $  (21) $  (85)
  Foreign                                 (9)      (8)     (12)    (26)    (18)
  Other                                   (1)       -       (4)     (1)    (15)
  Consumer                                (5)      (6)      (6)    (22)    (16)
                                     -------  -------  -------  ------  ------
     Total                           $   (19) $   (25) $   (47) $  (70) $ (134)
                                     =======  =======  =======  ======  ======
Other Real Estate Expenses           $     -  $     -  $     -  $    -  $    -

     No provision was taken in the third quarter of 2004 compared to $10 million in the second quarter of 2004 and $40 million in the third quarter of 2003. The absence of any provision reflects the improved quality of the loan portfolio and the continued decline in nonperforming and criticized assets. For the first nine months of 2004, the provision was $22 million compared with $120 million in 2003.
     The allowance for credit losses was $756 million at September 30, 2004, $775 million at June 30, 2004, and $817 million at September 30, 2003. The allowance for credit losses as a percent of non-margin loans was 2.42% at September 30, 2004, compared with 2.42% at June 30, 2004, and 2.55% at September 30, 2003.

                                      September 30,      June 30, September 30,
(Dollars in millions)                         2004          2004          2003
                                      ------------  ------------  ------------
Margin Loans                          $      5,911  $      6,114  $      5,472
Non-Margin Loans                            31,208        32,091        32,068
Total Loans                                 37,119        38,205        37,540
Allowance for Loan Losses                      598           598           665
Allowance for Lending-Related
  Commitments                                  158           177           152
Total Allowance for Credit Losses*             756           775           817
Allowance for Loan Losses
  As a Percent of Total Loans                 1.61%         1.57%         1.77%
Allowance for Loan Losses
  As a Percent of Non-Margin Loans            1.92          1.86          2.07
Allowance for Credit Losses
  As a Percent of Total Loans                 2.04          2.03          2.18
Allowance for Credit Losses As a
  Percent of Non-Margin Loans                 2.42          2.42          2.55

* See Note (2)

NONPERFORMING ASSETS
                                                                     Change
                                                                  9/30/04 vs.
(Dollars in millions)                      9/30/04       6/30/04    6/30/04
                                      ------------  ------------  -----------
Loans:
     Commercial                       $        209  $        208  $         1
     Foreign                                    27            53          (26)
     Other                                      50            50            -
                                      ------------  ------------  -----------
  Total Nonperforming Loans                    286           311          (25)
Other Real Estate                                1             -            1
                                      ------------  ------------  -----------
  Total Nonperforming Assets          $        287  $        311  $       (24)
                                      ============  ============  ===========
Nonperforming Assets Ratio                     0.9%          1.0%
Allowance for Loan
   Losses/Nonperforming Loans                209.0         192.2
Allowance for Loan
   Losses/Nonperforming Assets               208.1         192.2
Allowance for Credit
   Losses/Nonperforming Loans                264.4         249.1
Allowance for Credit
   Losses/Nonperforming Assets               263.3         249.1

     Nonperforming assets declined by $24 million, or 8%, during the third quarter to $287 million and are down 26% from a year ago. The sequential quarter decrease primarily reflects paydowns and charge-offs of foreign loans. The ratio of the allowance for credit losses to nonperforming assets increased to 263.3% at September 30, 2004, compared with 249.1% at June 30, 2004, and 210.5% at September 30, 2003.

OTHER DEVELOPMENTS

     In September 2004, the Company formed a strategic alliance with Wilshire Associates, one of the world's leading providers of global risk services, to meet the increasingly sophisticated risk management demands of institutional investors. As part of the strategic alliance, the Company and Wilshire Analytics, a business unit of Wilshire Associates, will integrate their comprehensive selection of risk services, including performance measurement, analytics, fixed income and equity attribution, universe comparisons, compliance, risk budgeting, and advanced risk measures. Altogether, the Company and Wilshire provide global risk services to more than 600 institutional investor clients that manage approximately $14 trillion in assets.
     In September 2004, the Company agreed to acquire the execution and commission management assets of Wilshire Associates. Under the terms of the agreement, BNY Brokerage will assume Wilshire's client relationships in these businesses.
     In September the Company announced its appointment by RCM (UK) Ltd, part of the Allianz Dresdner Asset Management Group, to offer comprehensive middle and back office outsourcing services in the UK for $8.75 billion of assets under management. This follows the Company's appointment earlier this year by RCM Capital Management LLC to provide outsourcing services to its San Francisco operations. Taken together these two appointments mark the first time an asset manager has outsourced operations on two continents to a single strategic global platform, demonstrating the Company's market leading capabilities.
     In August the Company announced its appointment by Threadneedle Investments to outsource its fund administration and transfer agency operations in the UK. This deal provides the Company with added scale and expertise in these businesses, positioning it well for further expansion in continental Europe.

ADDITIONAL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at 10:00 am ET. The presentation will be accessible from the Company's website at www.bankofny.com/earnings and also by telephone at (888)790-0319 within the United States or (610)769-3531 internationally. The passcode is "The Bank of New York." A replay of the call will be available through the Company's website and also by telephone at (866) 360-8712 within the United States or
(203)369-0180 internationally.
     The Bank of New York Company, Inc. (NYSE: BK) is a global leader in securities servicing for issuers, investors and financial intermediaries. The Company plays an integral role in the infrastructure of the capital markets, servicing securities in more than 100 markets worldwide. The Company provides quality solutions through leading technology for global corporations, financial institutions, asset managers, governments, non-profit organizations, and individuals. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has a distinguished history of serving clients around the world through its five primary businesses:
Securities Servicing and Global Payment Services, Private Client Services and Asset Management, Corporate Banking, Global Market Services, and Retail Banking. Additional information on the Company is available at www.bankofny.com.
***************************

FORWARD LOOKING STATEMENTS

     All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity and changes in other economic conditions, changes in customer credit quality, the effects of capital reallocation, portfolio performance, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Factors That Could Affect Future Results" in the Company's 2003 Form 10-K and Second Quarter 2004 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).
     Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.
(Financial highlights and detailed financial statements are attached.)



<PGAE> 14

                              THE BANK OF NEW YORK COMPANY, INC.
                                     Financial Highlights
                        (Dollars in millions, except per share amounts)
                                         (Unaudited)
                                           September 30,       June 30,  September 30,
                                                   2004           2004           2003
                                           ------------   ------------   ------------
  Quarter
  -------
  Revenue (tax equivalent basis)           $      1,747   $      1,775   $      1,647
  Net Income                                        354            371            260
  Basic EPS                                        0.46           0.48           0.34
  Diluted EPS                                      0.46           0.48           0.34
  Cash Dividends Per Share                         0.20           0.20           0.19
  Return on Average Common
    Shareholders' Equity                          15.90%         17.14%         12.82%
  Return on Average Assets                         1.45           1.49           1.06
  Efficiency Ratio                                 65.2           63.9           70.7

  Year-to-date
  ------------
  Revenue (tax equivalent basis)           $      5,197   $      3,450   $      4,676
  Net Income                                      1,089            735            850
  Basic EPS                                        1.41           0.95           1.14
  Diluted EPS                                      1.40           0.94           1.13
  Cash Dividends Per Share                         0.59           0.39           0.57
  Return on Average Common
    Shareholders' Equity                          16.73%         17.15%         15.23%
  Return on Average Assets                         1.47           1.48           1.27
  Efficiency Ratio                                 66.0           66.3           65.5

  Assets                                   $     93,175   $     97,536   $     95,193
  Loans                                          37,119         38,205         37,540
  Securities                                     23,246         22,986         22,862
  Deposits - Domestic                            34,786         36,279         35,660
           - Foreign                             23,654         24,781         23,283
  Long-Term Debt                                  6,137          6,025          6,298
  Common Shareholders' Equity                     9,054          8,785          8,223

  Common Shareholders'
   Equity Per Share                        $      11.66   $      11.29   $      10.63
  Market Value Per Share
   of Common Stock                                29.17          29.48          29.11

  Allowance for Credit Losses as
   a Percent of Total Loans                        2.04%          2.03%          2.18%
  Allowance for Credit Losses as
   a Percent of Non-Margin Loans                   2.42           2.42           2.55
  Allowance for Loan Losses as
   a Percent of Total Loans                        1.61           1.57           1.77
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans                   1.92           1.86           2.07

  Tier 1 Capital Ratio                             8.10           7.70           7.08
  Total Capital Ratio                             12.13          11.63          11.18
  Leverage Ratio                                   6.39           6.00           5.64
  Tangible Common Equity Ratio                     5.49           4.95           4.65

  Employees                                      23,034         23,001         22,926

  Assets Under Custody (In trillions)
  Total Assets Under Custody               $        8.9   $        8.7   $        7.9
   Equity Securities                                 33 %           34%            32%
   Fixed Income Securities                           67             66             68
  Cross-Border Assets Under Custody        $        2.5   $        2.4   $        2.2

  Assets Under Administration
    (In billions)                          $         31   $         32   $         32

  Assets Under Management (In billions)
  Total Assets Under Management                      97             93             85
   Equity Securities                                 35%            36%            31%
   Fixed Income Securities                           21             22             22
   Alternative Investments                           15             14             10
   Liquid Assets                                     29             28             37

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)
                                                      For the three months   For the nine months
                                                        ended September 30,   ended September 30,
                                                      --------------------   -------------------
                                                        2004        2003       2004       2003
                                                      ---------   --------   --------   --------
Interest Income
---------------
Loans                                                 $     290   $    284   $    680   $    904
Margin loans                                                 40         31        108         54
Securities
  Taxable                                                   181        162        543        477
  Exempt from Federal Income Taxes                           10         11         30         37
                                                      ---------   --------   --------   --------
                                                            191        173        573        514
Deposits in Banks                                            77         38        224        109
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                    20         22         53         61
Trading Assets                                               11         27         34        103
                                                      ---------   --------   --------   --------
    Total Interest Income                                   629        575      1,672      1,745
                                                      ---------   --------   --------   --------
Interest Expense
----------------
Deposits                                                    139        113        384        397
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                 4          3         10         10
Other Borrowed Funds                                          9          6         27         13
Customer Payables                                            14         10         38         19
Long-Term Debt                                               35         36         95        116
                                                      ---------   --------   --------   --------
    Total Interest Expense                                  201        168        554        555
                                                      ---------   --------   --------   --------
Net Interest Income                                         428        407      1,118      1,190
-------------------
Provision for Credit Losses                                   -         40         22        120
                                                      ---------   --------   --------   --------
Net Interest Income After Provision for Credit Losses       428        367      1,096      1,070
                                                      ---------   --------   --------   --------
Noninterest Income
------------------
Servicing Fees
 Securities                                                 685        657      2,117      1,728
 Global Payment Services                                     84         80        245        238
                                                      ---------   --------   --------   --------
                                                            769        737      2,362      1,966
Private Client Services and Asset Management Fees           113         97        333        281
Service Charges and Fees                                     98         89        287        278
Foreign Exchange and Other Trading Activities                67         92        273        246
Securities Gains                                             14          9         59         26
Other                                                        49         39        191        107
                                                      ---------   --------   --------   --------
    Total Noninterest Income                              1,110      1,063      3,505      2,904
                                                      ---------   --------   --------   --------
Noninterest Expense
-------------------
Salaries and Employee Benefits                              564        533      1,708      1,454
Net Occupancy                                                77         69        230        192
Furniture and Equipment                                      51         50        153        134
Clearing                                                     39         42        131        111
Sub-custodian Expenses                                       21         18         65         53
Software                                                     52         45        151        123
Communications                                               22         24         69         68
Amortization of Intangibles                                   9          8         26         18
Merger and Integration Costs                                  -         23          -         48
GMAC Settlement                                               -         78          -         78
Other                                                       164        149        492        402
                                                      ---------   --------   --------   --------
    Total Noninterest Expense                               999      1,039      3,025      2,681
                                                      ---------   --------   --------   --------
Income Before Income Taxes                                  539        391      1,576      1,293
Income Taxes                                                185        131        487        443
                                                      ---------   --------   --------   --------
Net Income                                            $     354   $    260   $  1,089   $    850
----------                                            =========   ========   ========   ========
Per Common Share Data:
----------------------
   Basic Earnings                                     $    0.46   $   0.34   $   1.41   $   1.14
   Diluted Earnings                                        0.46       0.34       1.40       1.13
   Cash Dividends Paid                                     0.20       0.19       0.59       0.57
Diluted Shares Outstanding                                  778        774        778        753

                                   THE BANK OF NEW YORK COMPANY, INC.
                                      Consolidated Balance Sheets
                            (Dollars in millions, except per share amounts)
                                             (Unaudited)
                                                      September 30, 2004       December 31, 2003
                                                      ------------------       -----------------
Assets
------
Cash and Due from Banks                               $            3,057       $           3,843
Interest-Bearing Deposits in Banks                                 8,856                   8,286
Securities
  Held-to-Maturity                                                 1,694                     261
  Available-for-Sale                                              21,552                  22,642
                                                      ------------------       -----------------
    Total Securities                                              23,246                  22,903
Trading Assets at Fair Value                                       4,021                   5,406
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          5,078                   4,829
Loans (less allowance for loan losses of $598 in 2004
  and $668 in 2003)                                               36,521                  34,615
Premises and Equipment                                             1,426                   1,398
Due from Customers on Acceptances                                    238                     170
Accrued Interest Receivable                                          356                     214
Goodwill                                                           3,386                   3,276
Intangible Assets                                                    784                     816
Other Assets                                                       6,206                   6,641
                                                      ------------------       -----------------
     Total Assets                                     $           93,175       $          92,397
                                                      ==================       =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)   $           15,536       $          14,789
 Interest-Bearing
   Domestic Offices                                               19,551                  19,282
   Foreign Offices                                                23,353                  22,335
                                                      ------------------       -----------------
     Total Deposits                                               58,440                  56,406
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                 1,174                   1,039
Trading Liabilities                                                2,855                   2,519
Payables to Customers and Broker-Dealers                           7,732                  10,192
Other Borrowed Funds                                                 851                     834
Acceptances Outstanding                                              239                     172
Accrued Taxes and Other Expenses                                   4,222                   4,256
Accrued Interest Payable                                             174                      82
Other Liabilities (including allowance for
  lending-related commitments of
  $158 in 2004 and $136 in 2003)                                   2,297                   2,348
Long-Term Debt                                                     6,137                   6,121
                                                      ------------------       -----------------
     Total Liabilities                                            84,121                  83,969
                                                      ------------------       -----------------
Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,000 shares
  in 2004 and 3,000 shares in 2003                                     -                       -
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,044,113,939 shares in 2004 and
  1,039,968,482 shares in 2003                                     7,831                   7,800
 Additional Capital                                                1,736                   1,647
 Retained Earnings                                                 5,964                   5,330
 Accumulated Other Comprehensive Income                               28                      72
                                                      ------------------       -----------------
                                                                  15,559                  14,849
 Less: Treasury Stock (267,225,571 shares in 2004
        and 264,649,827 shares in 2003), at cost                   6,504                   6,420
       Loan to ESOP (126,960 shares in 2004
        and 126,960 shares in 2003), at cost                           1                       1
                                                      ------------------       -----------------
     Total Shareholders' Equity                                    9,054                   8,428
                                                      ------------------       -----------------
     Total Liabilities and Shareholders' Equity       $           93,175       $          92,397
                                                      ==================       =================
------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date.

                              THE BANK OF NEW YORK COMPANY, INC.
                     Average Balances and Rates on a Taxable Equivalent Basis
                                         (Preliminary)
                                     (Dollars in millions)
                                 For the three months ended  For the three months ended
                                         September 30, 2004          September 30, 2003
                                 --------------------------  --------------------------
                                 Average            Average  Average            Average
                                 Balance  Interest     Rate  Balance  Interest     Rate
                                 -------  --------  -------  -------  --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)             $11,416  $     77    2.69%  $ 7,085  $     38    2.12%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements 6,443        20    1.22     9,200        22    0.96
Margin Loans                       6,315        40    2.50     5,419        31    2.25
Loans
 Domestic Offices                 21,333       218    4.06    21,409       208    3.86
 Foreign Offices                   9,939        72    2.89    10,571        76    2.85
                                 -------  --------           -------  --------
   Non-Margin Loans               31,272       290    3.69    31,980       284    3.52
                                 -------  --------           -------  --------
Securities
 U.S. Government Obligations         450         3    2.64       313         2    3.00
 U.S. Government Agency
  Obligations                      3,560        30    3.37     3,464        30    3.44
 Obligations of States and
  Political Subdivisions             227         4    8.29       311         6    7.17
 Other Securities                 18,236       162    3.55    16,516       144    3.49
 Trading Securities                1,587        11    2.81     4,357        27    2.47
                                 -------  --------           -------  --------
   Total Securities               24,060       210    3.50    24,961       209    3.35
                                 -------  --------           -------  --------
Total Interest-Earning Assets     79,506       637    3.19%   78,645       584    2.94%
                                 -------  --------           -------  --------
Allowance for Credit Losses         (592)                       (822)
Cash and Due from Banks            3,027                       2,914
Other Assets                      15,414                      16,416
                                 -------                     -------
   TOTAL ASSETS                  $97,355                     $97,153
                                 =======                     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts      $ 6,474  $     13    0.83%  $ 7,657  $     13    0.67%
 Savings                           9,296        16    0.70     9,281        17    0.72
 Certificates of Deposit
  $100,000 & Over                  3,640        14    1.56     3,840        14    1.47
 Other Time Deposits                 934         4    1.61     1,183         4    1.49
 Foreign Offices                  25,227        92    1.44    24,452        65    1.06
                                 -------  --------           -------  --------
  Total Interest-Bearing
   Deposits                       45,571       139    1.22    46,413       113    0.97
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                        1,572         4    1.12     1,687         3    0.68
Other Borrowed Funds               2,416         9    1.51     2,464         6    1.00
Payables to Customers and
 Broker-Dealers                    5,785        14    0.95     5,407        10    0.72
Long-Term Debt                     6,083        35    2.26     6,310        36    2.27
                                 -------  --------           -------  --------
  Total Interest-Bearing
   Liabilities                    61,427       201    1.31%   62,281       168    1.07%
                                 -------  --------           -------  --------
Noninterest-Bearing Deposits      14,576                      13,266
Other Liabilities                 12,489                      13,555
Common Shareholders' Equity        8,863                       8,051
                                 -------                     -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY          $97,355                     $97,153
                                 =======                     =======
Net Interest Earnings
 and Interest Rate Spread                 $    436    1.88%           $    416    1.87%
                                          ========  =======           ========  =======
Net Yield on Interest-Earning Assets                  2.18%                       2.10%
                                                    =======                     =======

                              THE BANK OF NEW YORK COMPANY, INC.
                  Average Balances and Rates on a Taxable Equivalent Basis
                                       (Preliminary)
                                   (Dollars in millions)
                                   For the nine months ended  For the nine months ended
                                          September 30, 2004         September 30, 2003
                                   -------------------------  -------------------------
                                   Average           Average  Average           Average
                                   Balance  Interest    Rate  Balance  Interest    Rate
                                   -------  -------- -------  -------  -------- -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)               $11,960  $    224   3.77%  $ 6,381  $    109   2.28%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements   6,964        53   1.53     7,394        61   1.11
Margin Loans                         6,330       108   3.45     3,133        54   2.33
Loans
 Domestic Offices                   21,547       483   4.50    20,124       642   4.27
 Foreign Offices                     9,364       197   4.23    11,799       262   2.97
                                   -------  --------          -------  --------
   Non-Margin Loans                 30,911       680   4.42    31,923       904   3.79
                                   -------  --------          -------  --------
Securities
 U.S. Government Obligations           456         8   3.72       282         8   3.55
 U.S. Government Agency
  Obligations                        3,955        98   4.93     3,246        93   3.82
 Obligations of States and
  Political Subdivisions               236        13  10.85       348        19   7.10
 Other Securities                   18,169       474   5.21    15,234       421   3.69
 Trading Securities                  2,139        34   3.26     4,802       103   2.88
                                   -------  --------          -------  --------
   Total Securities                 24,955       627   5.03    23,912       644   3.59
                                   -------  --------          -------  --------
Total Interest-Earning Assets       81,120     1,692   4.19%   72,743     1,772   3.26%
                                   -------  --------          -------  --------
Allowance for Credit Losses           (633)                      (826)
Cash and Due from Banks              2,947                      2,825
Other Assets                        15,695                     14,837
                                   -------                    -------
   TOTAL ASSETS                    $99,129                    $89,579
                                   =======                    =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts        $ 6,648  $     36   1.09%  $ 7,493  $     48   0.86%
 Savings                             9,267        47   1.02     8,971        54   0.81
 Certificates of Deposit
  $100,000 & Over                    3,847        39   2.01     4,402        54   1.62
 Other Time Deposits                   967        11   2.34     1,268        16   1.62
 Foreign Offices                    25,874       251   1.95    24,051       225   1.25
                                   -------  --------          -------  --------
  Total Interest-Bearing Deposits   46,603       384   1.66    46,185       397   1.15
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                          1,599        10   1.24     1,470        10   0.90
Other Borrowed Funds                 2,400        27   2.26     1,510        13   1.17
Payables to Customers and
 Broker-Dealers                      6,521        38   1.18     3,160        19   0.79
Long-Term Debt                       6,143        95   2.04     6,077       116   2.54
                                   -------  --------          -------  --------
   Total Interest-Bearing
    Liabilities                     63,266       554   1.76%   58,402       555   1.27%
                                   -------  --------          -------  --------
Noninterest-Bearing Deposits        14,465                     12,341
Other Liabilities                   12,701                     11,370
Common Shareholders' Equity          8,697                      7,466
                                   -------                    -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY            $99,129                    $89,579
                                   =======                    =======
Net Interest Earnings
 and Interest Rate Spread                   $  1,138   2.43%           $ 1,217    1.99%
                                            ======== =======           ========  ======
Net Yield on Interest-Earning Assets                   2.82%                      2.24%
                                                     =======                     ======

Notes:
(1) A number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(2) The Company adopts new accounting policies as they become accepted as a best practice or required by generally accepted accounting principles. Accordingly, at December 31, 2003, the Company split its allowance for credit losses into an allowance for loan losses and an allowance for lending-related commitments such as unfunded loan commitments and standby letters of credit. This resulted in a decrease in the allowance for loan losses of $136 million and a corresponding increase in other liabilities (which includes the allowance for lending-related commitments). Prior period balance sheets have been restated. Credit expenses related to the allowance for loan losses and the allowance for lending-related commitments are reported in the provision for credit losses in the income statement. To aid in the comparison of the Company's results with other companies that have not yet adopted this practice, the Company provides various credit ratios based both on the allowance for credit losses and the allowance for loan losses.

(3) The Company believes that providing supplemental non-GAAP financial information is useful to investors in understanding the underling operational performance of the Company and its businesses and performance trends and, therefore, facilitates comparisons with the performance of other financial service companies. Specifically, the Company believes that the exclusion of the Pershing merger and integration costs, and the settlement with GMAC, permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that the Company's management internally assesses performance. Although the Company believes that the non-GAAP financial measures presented in this report enhance investors' understanding of the Company's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

     The following is a reconciliation of 2003 reported net income to net income on an operating basis:

                                   For the quarter ended         Year-to-date
(Dollars in millions)                 September 30, 2003   September 30, 2003
-------------------------------    ---------------------   ------------------
Reported Net Income                          $      260           $      850
Pershing Merger and
   Integration Costs                                 23                   48
GMAC Settlement                                      78                   78
Tax Effect                                          (39)                 (48)
                                   ---------------------   ------------------
Operating Net Income                         $      322           $      928
                                   =====================   ==================

     The following is a reconciliation of 2003 reported earnings per share to earnings per share on an operating basis:

                                   For the quarter ended         Year-to-date
                                      September 30, 2003   September 30, 2003
-------------------------------    ---------------------   ------------------
Reported Earnings per Share                  $     0.34           $     1.13
Pershing Merger and
   Integration Costs                               0.02                 0.04
GMAC Settlement                                    0.06                 0.06
                                   ---------------------   ------------------
Operating Earnings per Share                 $     0.42           $     1.23
                                   =====================   ==================